EXHIBIT 10.(c)








                       FLORIDA PROGRESS CORPORATION

               EXECUTIVE OPTIONAL DEFERRED COMPENSATION PLAN

















                                                Effective September 1, 1994
                                      As Amended, effective January 1, 1995
                         As Amended and Restated, effective January 1, 1997





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                       FLORIDA PROGRESS CORPORATION
               EXECUTIVE OPTIONAL DEFERRED COMPENSATION PLAN



I.   Purpose

     1. The Plan is intended to be an unfunded plan under the Employee Retirement Income Security Act of 1974, as amended, that is maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees under Sections 201(2), 301(a)(2), 401(a)(1), and 402(b)(6) of the Employee
           Retirement Income Security Act of 1974, as amended.

           The purpose of this plan is to provide a select management group with the ability to save a percentage of their total base salary rate on a pre-tax basis, with associated company match, in a way which mirrors the Savings Plan for Employees of Florida Progress Corporation to effectively eliminate all Internal Revenue Service Code Section and regulatory limitations imposed on qualified defined contribution plans.

     2. The effective date of the Plan is September 1, 1994. The Plan has been amended and restated as of January 1, 1997, except that certain provisions are effective as of an earlier or later date as indicated in the Plan. The Plan shall remain in effect until such time as the Compensation Committee of the Company's Board of Directors elects to terminate the Plan.

II.  Definitions

      The following definitions shall be established within the Plan text, and unless the Plan text indicates otherwise, shall have the meanings set forth below:

     1. "Base Salary Rate" shall mean the Participant's annual base salary on the first day of the month prior to the beginning of each Plan Year (i.e. August 1, 1994 for initial Plan Year 1994; December 1, 1994 for Plan Year 1995; etc.). Increases or decreases in Base Salary Rate which occur during the Plan Year will not change the Pre-tax Deferral Election amount determined prior to the beginning of each Plan Year.

     2. "Beneficiary" shall mean any person or persons designated by the Participant to receive amounts payable in accordance with this Plan in the event of the Participant's death. If no such designation is in effect at the time of death of the Participant, or if no person so designated shall survive the Participant, the beneficiary shall be the estate of the Participant.

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     3.    "Company" shall mean Florida Progress Corporation and its
           subsidiaries, who participate in the Savings Plan.

     4. "Company Matching Deferred Contributions" shall mean the amount of Company Matching Deferred Contributions, as defined herein in Paragraph 2 of the Contributions section, due a Participant based upon the Participant's elected Employee Deferred Contributions.

     5. "Company Matching Deferred Contributions Account" shall mean the accounts that will be established by the Company as a book reserve to which shall be credited the sum of the Participant's Company Matching Deferred Contributions for that Plan Year plus any earnings credited thereafter in accordance with Section X of this Plan. This account will also be credited with Regular Company Contributions and/or Special Company Contributions that cannot be allocated to the Savings Plan because they exceed the limitations prescribed by Section 415(c) of the Internal Revenue Code of 1986.

     6. "Compensation Committee" shall mean the Compensation Committee of the Florida Progress Corporation Board of Directors which is responsible for the administration of this Plan in accordance with the provisions of the Plan as set forth in this document.

     7.    "Death" shall mean death from any cause.

     8. "Disability" shall mean the total and permanent disability of a Participant by reason of sickness or injury to perform all of the duties assigned to the Participant by his or her Company, with the existence of a Disability to be determined by the Committee in its sole discretion.

     9. "Eligible Participant" shall mean an Employee selected by Senior Management who is eligible to receive a Performance Award pursuant to the Management Incentive Compensation Plan, and whose annual base salary exceeds the compensation limits outlined in Code Section 401(a)(17) of the Internal Revenue Code of 1986.

     10. "Employee" shall mean a person who is a full-time, active employee of the Company.

     11. "Employee Deferred Contributions" shall mean the amount of the Pre-tax Deferral Election from 1% to 16% of a Participant's Base Salary Rate, as defined herein in Section V.

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    12.   "Employee Deferred Contributions Account" shall mean the accounts that will be established by the Company as a book reserve to which shall be credited the sum of the Participant's Employee Deferred Contributions for that Plan Year plus any earnings credited thereafter in accordance with Section X of this Plan.

     13. "Management Incentive Compensation Plan" shall mean the Company's annual management incentive bonus program.

     14. "Participant" shall mean an Eligible Participant who has an account balance in the Plan.

     15. "Plan" shall mean the Executive Optional Deferred Compensation Plan of Florida Progress Corporation effective September 1, 1994, as amended and restated effective January 1, 1997, and as may be amended hereafter.

     16. "Plan Administrator" shall mean the Plan Administrator for the Savings Plan.

     17. "Plan Year" shall mean the calendar year beginning January 1 and ending December 31, except in the initial year when it will mean the period of time from September 1, 1994 to December 31, 1994.

     18. "Pre-tax Deferral Election Form" shall mean the form made available annually by the Compensation Committee to an Eligible Participant which, when properly executed by the Participant, effects his participation in the Plan for the next following Plan Year.

     19. "Retirement" shall mean the date upon which the Participant retires from the Company as defined in the Participant's Company sponsored tax-qualified retirement plan.

     20. "Savings Plan" shall mean the Savings Plan for Employees of Florida Progress Corporation, as amended.

     21. "Short Plan Year" shall mean the period of the calendar year remaining for which an Eligible Participant, as described in Section III, may participate in the Plan. Such Eligible Participant must duly complete, execute, and file with the Compensation Committee a Pre-Tax Deferral Election Form no later than 30 days following the date such an individual first became an Eligible Participant. Such Pre-Tax Deferral Election Form shall be first effective with respect to base salary earned by the Participant during the first practicable payroll period following the Compensation Committee's receipt of the Pre-Tax Deferral Election Form.

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    22.   "Termination" shall mean the termination of a Participant's employment as a regular employee of the companies within the Florida Progress Corporation controlled group for reasons other than Death, Disability or Retirement.

     23.   "Valuation Date" shall mean the last day of each calendar month.

III. Eligibility and Participation

     1.    Participants.  Participant as defined by the Plan.

     2. New Hires. Effective January 1, 1995, the provisions of the Plan are amended to allow newly-hired Eligible Participants to make an irrevocable pre-tax deferral election for the Short Plan Year in their initial year of hire. Thereafter, the Plan Year for the newly-hired employee will be the calendar year beginning January 1.

     3. Transfers. Effective January 1, 1995, Eligible Participants who are transferring from non-participating companies within the Florida Progress Corporation controlled group into a Company which participates and whose annual base salary at the time of transfer exceeds the compensation limits outlined in Code Section 401(a) (17), can make an irrevocable pre-tax deferral election for the Short Plan Year remaining in the year of transfer. Thereafter, the Plan Year for the transferred Employee will be the calendar year beginning January 1.

     4. Salary Increases. Effective January 1, 1995, Eligible Participants, whose Base Salary Rate is increased during a year in excess of the compensation limits outlined in Code Section 401(a) (17), can make an irrevocable pre-tax deferral election for the Short Plan Year remaining in the year of the salary increase. Thereafter, the Plan Year for the employee with such a salary increase will be the calendar year beginning January 1.

     5. No Right of Employment. Nothing in the Plan shall imply any right of an Employee to continue in the employ of the Company, or shall interfere with the right of the Company to terminate such Employee's employment at any time.

IV.  Elections

     1. Pre-Tax Deferral Election. Any Eligible Participant or Participant in the Plan may voluntarily make an irrevocable election to defer an amount from 1% to 16% of their Base Salary Rate as Employee Deferred Contributions in a manner that is consistent with and in agreement with the terms and provisions of the Plan. Such election must be irrevocable and in writing, on a Pre-tax Deferral Election Form provided by the Compensation Committee, and completed and delivered prior to the beginning of each Plan Year or Short Plan Year.

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V.   Contributions

     1.   Employee Deferred Contributions.

          (a) Eligible Participants or Participants who choose to participate in the Plan will make an irrevocable Pre-Tax Deferral Election to defer an amount from 1% to 16% of their Base Salary Rate. Employee Deferred Contributions made to the Plan will be the difference between the total Pre-tax Deferral Election amount and the lesser of (a) the annual 401(k) maximum limit or (b) the maximum 401(k) deferral election amount permitted by 401(k)/401(m) non-discrimination testing for the previous year as determined by the Plan Administrator for highly-compensated employees within the Savings Plan.

          (b) The Employee Deferred Contributions Account will be established by the Company as a book reserve to which shall be credited the sum of the Participant's Employee Deferred Contributions for that year (on a monthly basis) plus any earnings credited thereafter in accordance with Section X of the Plan.

          (c) The Employee Deferred Contributions made to this Plan will be capped to prevent a Participant's Base Salary Rate from dropping below the compensation limits outlined in Code
                  Section 401(a)(17).

     2.   Company Matching Deferred Contributions.

          (a) The Company shall make Company Matching Deferred Contributions on behalf of each Participant who chooses to participate in the Plan in the amounts and at the times Regular Company Contributions and Special Company Contributions, as defined in the Savings Plan, are allocated within the Savings Plan. Prior to the reduction provided for in Paragraph (b) below, the Company Matching Deferred Contributions will equal sixty-five percent of Employee Deferred Contributions, up to six percent of a Participant's Base Salary Rate, allocated monthly, and an additional annual match of five percent or ten percent based on the attainment of pre-determined Savings Plan Goals, as defined within the Savings Plan, allocated in December of each year goals are attained. However, no Special Company Contributions shall be made for a Plan Year unless the Participant is an Employee on the last day of the final pay period of the Plan Year or the Participant's Retirement or Death occurred during the Plan Year.


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                 Effective January 1, 1997, the Company Matching Deferred
                  Contributions made to the Plan will mirror the changes being made to the Regular Company Contributions in the Savings Plan so that the Company Matching Deferred Contributions in the Plan will be increased to seventy-five percent (75%) of Employee Deferred Contributions, up to six percent (6%) of a Participant's Base Salary Rate. The increase from 65% to 75% for Regular Company Contributions is in lieu of the opportunity to receive an additional annual match of five percent (5%) for each predetermined Savings Plan Goal achieved.

          (b) The Company Matching Deferred Contributions will be the difference between the Company Matching Deferred Contributions on the total Pre-tax Deferral Election amount, up to 6% of the Base Salary Rate, and the sum of Regular Company Contributions and Special Company Contributions in the Savings Plan on the lesser of (a) the annual 401(k) maximum limit or (b) the maximum 401(k) deferral election amounts permitted by 401(k)/401(m) non-discrimination testing for the previous year as determined by the Plan Administrator for highly-compensated employees within the Savings Plan plus any Regular Company Contributions and Special Company Contributions associated with Regular Contributions made to the Savings Plan on an after-tax basis.

          (c) The Company Matching Deferred Contributions Account will be established by the Company as a book reserve to which shall be credited the sum of the Participant's Company Matching Deferred Contributions for that year (on a monthly basis) plus any earnings credited thereafter in accordance with Section X of the Plan. This account will also be credited with Regular Company Contributions and/or Special Company Contributions that cannot be allocated to the Savings Plan because they exceed the limitations prescribed by Section 415(c) of the Internal Revenue Code of 1986.

VI.  Vested Portion of Accounts

     1. At any point in time, a Participant shall be vested in the following portions of his Accounts:

          (a) 100% of the Participant's Employee Deferred Contributions Account, plus

          (b) A percentage of his Company Matching Deferred Contributions Account determined in accordance with the vesting schedule applicable to the Savings Plan, as shown below:

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                 Completed Year of Continuous
                   Service on Valuation Date      Vested Percentage
                 ------------------------------   -----------------
                  Under        2                          0%
                               2                         25
                               3                         50
                               4                         75
                               5 or more                100

          (c) A Participant who is not 100% vested in his Company Matching Deferred Contributions Account pursuant to paragraph (b) above shall nevertheless be 100% vested in this account upon the later of his attainment of age 65 or completion of 5 years of Continuous Service, as defined in the Savings Plan, while in the employ of the Company or upon his Death while in the employ of the Company or upon his Retirement.

          (d) In the event a Participant incurs a Termination before the Participant has obtained a vested interest in the total amount of his or her Company Matching Deferred Contributions Account, then the portion of the Participant's Company Matching Deferred Contributions Account in which such Participant does not have a vested interest at the time of such Termination shall be permanently forfeited and debited from the Participant's Company Matching Deferred Contributions Account by the Company as of the last day of the payroll period during which such Participant incurred such Termination. If an individual returns to Company employment, any amounts previously forfeited and debited from a Participant's Company Matching Deferred Contributions Account upon a prior Termination shall, in no event and in no manner, be credited to the individual under this Plan.

VII. Timing and Payment of Account Balances

     1. Form of Payment - Distribution of a Participant's Employee Deferred Contributions Account and the vested portion of the Company Matching Deferred Contributions Account shall be made in a cash lump sum to the Participant or to his Beneficiary if the Participant is not living.

     2. Commencement of Payment - A Participant or his Beneficiary, if the Participant is not living, shall receive a distribution of a Participant's Employee Deferred Contributions Account and the vested portion of the Company Matching Deferred Contributions Account as soon as administratively practicable following the Participant's Retirement, Termination, Disability or Death.

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VIII.     Valuation and Reporting of Accounts

     1. Valuation. The Employee Deferred Contributions Account and the Company Matching Deferred Contributions Account will be valued at the end of each month on the Valuation Date. Any applicable earnings will be allocated to these accounts monthly on the Valuation Date.

     2. Statement of Account. At least once a year, but no more frequently than quarterly, each Participant shall be furnished with a statement setting forth the value and the vested portion of the Participant's accounts.

IX.  Termination of Participation in the Plan

      Any Participant having previously elected to participate in the Plan shall automatically cease to participate in the Plan if he or she fails (in a subsequent year) to properly execute a Pre-Tax Deferral Election Form as provided for within the Plan, in which event the accumulated credits in his Employee Deferred Contributions Account and Company Matching Deferred Contributions Account, as applicable, prior to his termination of participation, will continue to be subject to the applicable provisions of the Plan.

X.   Crediting of Earnings

      There shall be credited to the Employee Deferred Contributions Account and Company Matching Deferred Contributions Account an additional amount of earnings (i.e. in addition to the principal amounts credited to such accounts), as established by the Company based on the investment return of the Stable Value Fund in the Savings Plan.

XI.  Administration, Amendment and Termination

     1. The Compensation Committee shall have the final authority with respect to all matters pursuant to the Plan and shall have the authority to specify rules and administrative practices to be applied uniformly to all Participants in this Plan. The Compensation Committee may, at any time, revise, amend, terminate, or otherwise change in any manner the terms, provisions, features, or administrative practices as they see fit from time to time. However, no modification, amendment or termination of the Plan shall adversely affect the right of any Participant to receive the benefits granted under the Plan by the Compensation Committee in respect to such Participant as of the date of modification, amendment, or termination.

     2. Tax Withholding. The Company shall have the right to deduct from all payments any taxes required by law to be withheld with respect to any


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         payments made under this Plan.

XII. Financing

     1. Financing. The benefits under this Plan shall be paid out of the general assets of the Company.

     2. No Trust Created. Nothing contained in this Plan, and no action taken pursuant to the provisions of this Plan, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant, his or her spouse or any other person.

     3. Unsecured Interest. No Participant hereunder shall have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

     4. "Rabbi" Trust. Notwithstanding the foregoing provisions of this Financing section, the Company reserves the right to create and contribute funds to a "Rabbi" trust for the purpose of paying some or all of the benefits provided under this Plan, but the existence of any such trust shall not in any way alter the relationship among the Company and a Participant as described in this Financing section.

          The creation of said trust shall not cause the Plan to be other than "unfunded" for purposes of the Sections of ERISA cited in Section I.1.


XIII.     Miscellaneous.

     1. Nontransferability. Except to the extent required by the law, in no event shall the Company make any payment under this Plan to any assignee or creditor of a Par-ticipant or of a Beneficiary. Prior to the time of a payment hereunder, a Participant or a beneficiary shall have no rights by way of anticipation or otherwise to assign (including without limitation in connection with a divorce) or otherwise dispose of any interest under this Plan nor shall rights be assigned or transferred by operation of law.

     2. Laws Applicable and Construction. The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees, and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Florida to the extent not governed by the Sections of ERISA referenced in Section I.1.

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    3.    Grammar.  Masculine pronouns used herein shall refer to men or women or both, and nouns when stated in the singular shall include the plural and when stated in the plural shall include the singular wherever appropriate.

     4. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     5. Payment Due an Incompetent. If the Compensation Committee determines that any person to whom a payment is due hereunder is unable to care for his affairs because of physical or mental disability, it shall have the authority to cause the payments becoming due to such person to be made to the spouse, brother, sister or other such person deemed by the Compensation Committee to have incurred expense for such person otherwise entitled to payment (unless prior claim shall have been made by a duly qualified guardian or other legal representative) without responsibility of the Compensation Committee to see to the application of such payments. Payments made pursuant to such power shall operate as a complete discharge of the obligations of the Compensation Committee and the Company.

     6. Inalienability of Benefits. No benefits payable under the Plan shall be subject to alienation, sale, transfer, assignment, pledge, attachment, garnishment, lien, levy, or like encumbrance. No benefit under the Plan shall in any manner be liable for or subject to the debts or liabilities of any person entitled to benefits under the Plan.

     7. Discretionary Decisions. All decisions, determinations, or interpretations the Compensation Committee, the Company, or any member, officer or employee thereof are authorized to make under the Plan (including the delegation of any authority hereunder to another party) shall be made in that party's sole discretion and shall be final, binding, and conclusive on all interested persons.

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